Exhibit 10.13
CAL DIVE INTERNATIONAL, INC.
Summary of
2007
Executive Officer Cash Compensation

			Bonus Opportunity

	Base				Total	Base and
	Salary	Performance	Group	Corporate	Bonus	Bonus
Executive Management Team

Quinn J. Hébert President and CEO	$438,864	$287,071	$287,071	$143,535	$717,677	$1,156,541

Scott T. Naughton Executive VP and COO	286,965	170,488	170,488	85,244	426,220	713,185

G. Kregg Lunsford Exec VP, CFO and Treasurer	227,982	108,919	108,919	54,459	292,297	520,279

Lisa M. Buchanan VP, General Counsel and Secretary	190,000	87,114	87,114	43,557	217,784	407,784